UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of Executive Performance Incentive Plan

At the 2015 Annual General Meeting of Shareholders of Marvell Technology Group Ltd. (“Marvell”) held on June 30, 2015 (the “Annual Meeting”), the shareholders approved the Marvell Executive Performance Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, annual incentive awards made to certain senior executives of Marvell will qualify for a tax deduction as “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), assuming compliance with the terms of the Incentive Plan. The Incentive Plan became effective on April 16, 2015, subject to shareholder approval at the Annual Meeting, and will be in effect until the 2020 annual general meeting of shareholders. Eligible participants in the Incentive Plan will be selected by the Executive Compensation Committee (the “Compensation Committee”) of Marvell’s Board of Directors (the “Board”); however, Marvell anticipates that all of its named executive officers will participate in the Incentive Plan. The Compensation Committee has exclusive authority to administer the Incentive Plan.

The Compensation Committee adopted the Incentive Plan on April 16, 2015, subject to shareholder approval at the Annual Meeting. A copy of the Incentive Plan is attached to this report as Exhibit 10.1. The description of the Incentive Plan contained herein is qualified in its entirety by reference to the full text of the Incentive Plan. In addition, a more detailed description of the material features of the Incentive Plan is contained in Proposal No. 3 of the Proxy Statement prepared by Marvell in preparation for the Annual Meeting and filed with the U.S. Securities and Exchange Commission on May 19, 2015 (the “Proxy Statement”) and is incorporated herein by reference.

Approval of an Amendment to Marvell’s Amended and Restated 1995 Stock Option Plan

At the Annual Meeting, the shareholders also approved an amendment to Marvell’s Amended and Restated 1995 Stock Option Plan (the “1995 Plan”) to (i) approval of the material terms of the 1995 Plan as such term is used for purposes of Section 162(m); (ii) amend the 1995 Plan to expressly allow our non-employee directors, or “outside directors,” to receive all types of awards available under the 1995 Plan in addition to stock options; and (iii) place limitations on the maximum compensation payable to an outside director.

The Board through the Compensation Committee adopted the amendment to the 1995 Plan (the “2015 Amendment”) on April 16, 2015, subject to shareholder approval at the Annual Meeting. A copy of the 1995 Plan, as amended by the 2015 Amendment, is attached to this report as Exhibit 10.2. The description of the 2015 Amendment contained herein is qualified in its entirety by reference to the full text of the 1995 Plan, as amended by the 2015 Amendment. In addition, a more detailed description of the 2015 Amendment is contained in Proposal No. 4 of the Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 30, 2015, shareholders voted on the matters as set forth below. Each issued common share was entitled to one vote on the proposals voted on at the meeting.

1.	The nominees for election to the Board were elected, each for a one-year term until the 2016 annual general meeting of shareholders, based upon the following votes:

	For	Against	Abstain	Broker Non- Votes
Dr. Sehat Sutardja	388,042,225	10,646,320	3,159,840	69,880,236
Weili Dai	362,105,898	39,077,493	664,994	69,880,236
Dr. Juergen Gromer	325,680,384	75,470,274	697,727	69,880,236
Dr. John G. Kassakian	340,159,845	61,020,500	668,040	69,880,236
Arturo Krueger	337,623,942	63,559,110	665,333	69,880,236
Dr. Randhir Thakur	369,179,321	31,994,857	674,207	69,880,236

With respect to the election of each director, an “abstain” vote had the same effect as an “against” vote.

2.	The proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
175,849,614	225,147,739	851,032	69,880,236

3.	The proposal to approve the executive performance incentive plan in order to provide for future bonus awards to certain key executives that are deductible under Section 162(m), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
398,057,651	3,074,504	716,230	69,880,236

4.	The proposal to approve an amendment to the 1995 Plan to enable awards under the plan that comply with the exemptions from the deduction limitations imposed under Section 162(m), and to enable the grant of a full range of awards to non-employee directors, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
301,924,781	98,948,022	975,582	69,880,236

5.	The proposal to re-appoint PricewaterhouseCoopers LLP as the Company’s auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of the Board, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the Company’s fiscal year ending January 30, 2016, was approved based upon the following votes:

For	Against	Abstain
467,369,199	3,443,944	915,478

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Marvell Technology Group Ltd. Executive Performance Incentive Plan.

10.2	Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2015

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sukhi Nagesh
Sukhi Nagesh
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Marvell Technology Group Ltd. Executive Performance Incentive Plan.

10.2	Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan, as amended by the 2015 Amendment.